Exhibit 5.1

June 29, 2004

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

Ladies and Gentlemen:

This firm has acted as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the “Company”), CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (“Carr OP”) and CarrAmerica Realty, L.P., a Delaware limited partnership (“CARLP” and, together with the Company, the “Issuers”), in connection with the Issuers’ registration statement on Form S-3 (File No. 333-114049), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission, relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of one or more series of (i) debt securities of Carr OP (the “Debt Securities”), (ii) warrants to purchase Debt Securities (the “Debt Warrants”), (iii) the related unconditional guarantee of the payment of the principal of (and any premium) and interest on the Debt Securities by the Company (the “Company Guarantees”), and (iv) the related unconditional guarantee of the payment of the principal of (and any premium) and interest on the Debt Securities by CARLP (the “CARLP Guarantees,” and together with the Debt Securities, Debt Warrants and Company Guarantees, the “Securities”), which may be offered and sold by the Issuers from time to time as set forth in the prospectus dated May 17, 2004 (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	Indenture for Senior Debt Securities, filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”).

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

June 29, 2004

3.	Indenture for Subordinated Debt Securities, filed as Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).

4.	The Articles of Amendment and Restatement of Articles of Incorporation of the Company, as amended and supplemented, as certified by the State Department of Assessments and Taxation of the State of Maryland on June 8, 2004, and as certified by the Assistant Corporate Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Company Charter”).

5.	Third Amended and Restated Bylaws of the Company, as amended, as certified by the Assistant Corporate Secretary of the Company on the date hereof as being complete, accurate and in effect.

6.	Certificate of Limited Partnership of CARLP, as amended, as certified by the Secretary of State of the State of Delaware on June 7, 2004, and as certified by the Assistant Corporate Secretary of CarrAmerica Realty GP Holdings, Inc. (“GP Holdings”), the general partner of CARLP, on the date hereof as being complete, accurate and in effect.

7.	Third Amended and Restated Agreement of Limited Partnership of CARLP, as amended, as certified by the Assistant Corporate Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

8.	Certificate of Limited Partnership of Carr OP, as certified by the Secretary of State of the State of Delaware on June 10, 2004, and as certified by the Assistant Corporate Secretary of the Company, the general partner of Carr OP, on the date hereof as being complete, accurate and in effect.

9.	Agreement of Limited Partnership of Carr OP, as certified by the Assistant Corporate Secretary of the Company, the general partner of Carr OP, on the date hereof as being complete, accurate and in effect.

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

June 29, 2004

10.	Certificate of Incorporation of GP Holdings, as certified by the Secretary of State of the State of Delaware on June 8, 2004, and as certified by the Assistant Corporate Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

11.	By-Laws of GP Holdings, as certified by the Assistant Corporate Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

12.	Certain resolutions of a duly authorized committee of the Board of Directors of the Company, in its own capacity and as general partner of Carr OP, adopted at a meeting held on April 12, 2004 relating to the Registration Statement and related matters, as certified by the Assistant Corporate Secretary of the Company on the date hereof as being complete, accurate and in effect, and certain resolutions of the Board of Directors of GP Holdings adopted by unanimous consent dated June 28, 2004, relating to the Registration Statement and related matters, as certified by the Assistant Corporate Secretary of GP Holdings on the date hereof as being complete, accurate and in effect (the “Resolutions”).

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents submitted to us, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Issuers to be offered from time to time will have been duly authorized and established by proper action of the Company, Carr OP and CARLP as applicable (“Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company Charter, the Company’s bylaws and the Maryland General Corporation Law, as amended, with respect to the Company, in accordance with the certificate of limited partnership of Carr OP, the agreement of limited partnership of Carr OP, and the Delaware General Corporation Law, as amended, with respect

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

June 29, 2004

to Carr OP, and in accordance with the certificate of limited partnership of CARLP, the agreement of limited partnership of CARLP, and the Delaware General Corporation Law, as amended, with respect to CARLP, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, Carr OP or CARLP, respectively or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to and in accordance with the Senior Indenture and any subordinated Debt Securities will be issued pursuant to and in accordance with the Subordinated Indenture; (iv) any Debt Warrants will be issued under and in accordance with one or more debt warrant agreements (each a “Warrant Agreement”) between Carr OP and a financial institution identified therein as warrant agent for which the governing law shall be the law of the State of New York; and (v) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement.

This opinion letter is based as to matters of law solely on applicable provisions of the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

To the extent that the obligations of the Issuers under the Indentures or any Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that the trustee or warrant agent named therein will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the trustee or warrant agent named therein will be duly qualified to engage in the activities contemplated by the Indentures or Warrant Agreement, as the case may be; that the Indentures or Warrant Agreement, as the case may be, will be duly authorized, executed and delivered by the trustee or warrant agent named therein and will constitute the valid and

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

June 29, 2004

binding obligations of the trustee or warrant agent named therein enforceable against the trustee or warrant agent named therein in accordance with its terms; that the trustee or warrant agent named therein will be in compliance, with respect to acting as a trustee or warrant agent under the Indentures or Warrant Agreement, as the case may be, with all applicable laws and regulations; and that the trustee or warrant agent named therein will have the requisite organizational and legal power and authority to perform its obligations under the Indentures or Warrant Agreement, as the case may be.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)    The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of the Senior Indenture on behalf of the Issuers and the trustee named therein in the case of the senior Debt Securities, or the Subordinated Indenture on behalf of the Issuers and the trustee named therein in the case of the subordinated Debt Securities, and upon authentication by the trustee and due execution and delivery on behalf of the Issuers in accordance with the applicable Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of Carr OP.

(b)    The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of Carr OP and the warrant agent named therein, and upon due execution and delivery of the Debt Warrants on behalf of Carr OP and countersignature on behalf of the warrant agent, will constitute valid and binding obligations of Carr OP.

(c)    The Company Guarantees, upon due execution and delivery of the Senior Indenture on behalf of the Issuers and the trustee named therein in the case of the senior Debt Securities, or the Subordinated Indenture on behalf of the Issuers and the trustee named therein in the case of the subordinated Debt Securities, and upon authentication by the trustee and due execution and delivery on behalf of the Issuers in accordance with the applicable Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

June 29, 2004

(d)    The CARLP Guarantees, upon due execution and delivery of the Senior Indenture on behalf of the Issuers and the trustee named therein in the case of the senior Debt Securities, or the Subordinated Indenture on behalf of the Issuers and the trustee named therein in the case of the subordinated Debt Securities, and upon authentication by the trustee and due execution and delivery on behalf of the Issuers in accordance with the applicable Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of CARLP.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

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Very truly yours, /s/ Hogan & Hartson L.L.P HOGAN & HARTSON L.L.P